UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2016

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2016, the Board of Directors (the "Board") of First BanCorp. (the "Corporation") determined to elect, subject to regulatory approval, Joshua D. Bresler to serve as an independent member of the Corporation’s Board. In addition, the Board of Directors of FirstBank Puerto Rico (the "Bank"), the Corporation's wholly owned subsidiary bank, determined to elect Mr. Bresler to serve as a member of its Board of Directors effective September 29, 2016.

Mr. Bresler is a managing director at Thomas H. Lee Partners, L.P.

Thomas H. Lee (Alternative) Fund VI, L.P. and certain other of its affiliated funds (collectively with Thomas H. Lee Partners, L.P. "THL"), which owns 19.29% of the Corporation’s common stock, designated Mr. Bresler to serve as its Board representative pursuant to THL’s investment agreement with the Corporation. Mr. Bresler has attended the meetings of the Board of Directors in a nonvoting observer capacity since 2011 pursuant to the THL investment agreement.

Mr. Bresler joined THL in 2002. Prior to joining THL, Mr. Bresler worked at Goldman, Sachs & Co. in its Investment Banking Division's Financial Institutions Group. Mr. Bresler is currently a director of GCA Services Group, CompuCom Systems, Inc. and Systems Maintenance Services. His prior directorships include Michael Foods, Inc. and Sterling Financial Corporation.

Mr. Bresler holds an A.B. in Economics, magna cum laude, from Harvard University and an M.B.A. from Harvard Business School.

Upon the receipt of regulatory approval, Mr. Bresler will serve on the Board's Corporate Governance & Nominating Committee.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

October 5, 2016	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel